Exhibit 99.1

FOR IMMEDIATE RELEASE
April 27, 2017

Columbia Banking System Announces First Quarter 2017 Results
and Quarterly Cash Dividend

Highlights

•	Record first quarter net income of $29.2 million; diluted earnings per share of $0.50

•	New loan production for the quarter of $251.7 million

•	Net interest margin expanded to 4.20%

•	Nonperforming assets to period end assets ratio remains near record lows at 0.32%

•	Outstanding preferred shares converted to common shares during the quarter

TACOMA, Washington, April 27, 2017 -- Hadley Robbins, Interim Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s first quarter 2017 earnings, “From a performance standpoint, we had a very good quarter. Our record first quarter performance was driven, in part, by increased net interest income, modest provision for loan losses, and increased noninterest income.” Mr. Robbins continued, “I am very proud of our team. The sudden passing of Melanie Dressel was a tragic loss for all of us; however, the strength of the culture Melanie built and epitomized so well shined in each of our team members when it mattered most. Our focus on caring for our customers, each other, and the communities we serve never wavered.”

Balance Sheet
Total assets at March 31, 2017 were $9.53 billion, an increase of $17.7 million from December 31, 2016. Loans grew $14.7 million during the quarter as strong loan originations of $251.7 million were offset by payments. Loan production was diversified across the portfolio sectors, with growth primarily centered in commercial business and commercial real estate loans. Securities available for sale were $2.33 billion at March 31, 2017, an increase of $52.8 million, or 2% from $2.28 billion at December 31, 2016. Total deposits at March 31, 2017 were $8.09 billion, an increase of $29.4 million from December 31, 2016. Core deposits comprised 96% of total deposits and were $7.79 billion at March 31, 2017, an increase of $45.0 million from December 31, 2016. The average cost of total deposits for the quarter was 0.04%, unchanged from the fourth quarter of 2016.
Income Statement
Net Interest Income
Net interest income for the first quarter of 2017 was $86.7 million, an increase of $938 thousand and $6.5 million from the linked and prior year periods, respectively. The linked quarter increase was principally from taxable securities income, whose yields benefited from a market-driven reduction in premium amortization. The increase from the prior year period was due to higher loan and securities volumes as well as the previously noted reduction in securities premium amortization. Incremental accretion income from purchased loans in the current period was $665 thousand lower than the prior year period. For additional information regarding net interest income, see the “Average Balances and Rates” table.
Noninterest Income
Noninterest income was $24.9 million for the first quarter of 2017, an increase of $2.5 million compared to $22.3 million for the fourth quarter of 2017. The linked quarter increase was principally due to a $1.5 million bank owned life insurance (“BOLI”) benefit as well as a $573 thousand benefit from re-measuring to zero our estimated mortgage repurchase liability, which were both recorded to other noninterest income. The repurchase liability was initially established with a prior acquisition. Compared to the first quarter of 2016, noninterest income increased by $4.2 million due to the previously noted BOLI and mortgage repurchase benefits, as well as a $1.3 million increase in loan revenue due to higher fee income.

Noninterest Expense
Total noninterest expense for the first quarter of 2017 was $69.0 million, an increase of $4.0 million from $65.0 million for the fourth quarter of 2016. After removing the effect of acquisition-related expenses, noninterest expense for the current quarter increased $2.9 million from the linked-quarter on the same basis. This increase was due to higher compensation and benefits as well as higher other noninterest expense. The increase in compensation and benefits was due to additional stock compensation expense related to the immediate vesting of certain restricted share awards and additional payroll taxes. The increase in other noninterest expense was due to the recording of an additional $850 thousand in expense related to the allowance for unfunded commitments and letters of credit during the current quarter, compared to a reversal of $200 thousand in the fourth quarter of 2016.
Compared to the first quarter of 2016, noninterest expense increased $3.9 million, or 6%, from $65.1 million. After removing the effect of $1.4 million in acquisition-related expenses from the current quarter and $2.4 million from the prior year period, noninterest expense increased $5.0 million from the prior year period. The increase was due to higher compensation and benefits, which were driven by higher salaries as well as the previously mentioned stock compensation expenses. In addition, incentive expenses in the current quarter were higher based upon the Company's improved financial performance relative to the prior year period.

Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the first quarter of 2017 was 4.20%, an increase of 9 basis points from the linked quarter and an increase of 7 basis points from the prior year period. The increases from the linked and prior year quarters were due to higher interest income from taxable securities, which was driven by reduced amortization of premiums. Incremental accretion income was $4.1 million in the current period compared to $4.7 million in the prior year quarter.
Columbia’s operating net interest margin (tax equivalent)(1) was 4.09% for the first quarter of 2017, an increase of 10 and 6 basis points from the linked and prior year periods, respectively. As the previously mentioned lower premium amortization related to our purchased securities and not our acquired securities, this decrease in market-driven premium amortization also positively influenced our operating net interest margin (tax equivalent)(1).
Clint Stein, Columbia’s Executive Vice President and Chief Financial Officer, commented, “The rebound in our net interest margin during the quarter was primarily due to the reduction of overnight funds coupled with increased securities income resulting from lower amortization of premiums.” Mr. Stein continued, “The margin pressure associated with rates on new loan originations continues and any significant increase in competition for deposit relationships would further restrain margin expansion.”

The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$2,117	$1,199	$1,816	$1,300	$1,657
Other acquired loans	1,948	3,087	2,749	3,074	3,073
Incremental accretion income	$4,065	$4,286	$4,565	$4,374	$4,730

Net interest margin (tax equivalent)	4.20%	4.11%	4.13%	4.10%	4.13%
Operating net interest margin (tax equivalent) (1)	4.09%	3.99%	4.03%	4.00%	4.03%
__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” on the last pages of this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.
Asset Quality
At March 31, 2017, nonperforming assets to total assets were 0.32% compared to 0.35% at December 31, 2016. Total nonperforming assets decreased $3.7 million from the linked quarter due to a $2.2 million decrease in nonaccrual loans as well as a $1.5 million decrease in other real estate owned.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	March 31, 2017	December 31, 2016
	(in thousands)
Nonaccrual loans:
Commercial business	$10,848	$11,555
Real estate:
One-to-four family residential	450	568
Commercial and multifamily residential	10,237	11,187
Total real estate	10,687	11,755
Real estate construction:
One-to-four family residential	213	563
Total real estate construction	213	563
Consumer	3,799	3,883
Total nonaccrual loans	25,547	27,756
Other real estate owned and other personal property owned	4,519	5,998
Total nonperforming assets	$30,066	$33,754

The following table provides an analysis of the Company's allowance for loan and lease losses:

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
	(in thousands)
Beginning balance	$70,043	$70,264	$68,172
Charge-offs:
Commercial business	(1,127)	(1,195)	(3,773)
One-to-four family residential real estate	(307)	—	—
Commercial and multifamily residential real estate	—	(63)	—
One-to-four family residential real estate construction	(14)	(88)	—
Consumer	(428)	(255)	(266)
Purchased credit impaired	(1,939)	(2,118)	(2,866)
Total charge-offs	(3,815)	(3,719)	(6,905)
Recoveries:
Commercial business	365	377	662
One-to-four family residential real estate	117	29	41
Commercial and multifamily residential real estate	78	1,182	69
One-to-four family residential real estate construction	29	11	254
Commercial and multifamily residential real estate construction	—	—	1
Consumer	285	168	165
Purchased credit impaired	1,144	1,713	1,551
Total recoveries	2,018	3,480	2,743
Net charge-offs	(1,797)	(239)	(4,162)
Provision for loan and lease losses	2,775	18	5,254
Ending balance	$71,021	$70,043	$69,264
The allowance for loan losses to period end loans was 1.14% at March 31, 2017 compared to 1.13% at December 31, 2016. For the first quarter of 2017, Columbia recorded a net provision for loan and lease losses of $2.8 million compared to a net provision of $18 thousand for the linked quarter and $5.3 million for the comparable quarter last year. The net provision for loan and lease losses recorded during the current quarter consisted of $3.1 million of provision for loan losses for loans, excluding PCI loans, partially offset by a provision recovery of $325 thousand for PCI loans.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “We continue to see weakness in the agricultural sector; however, I am very pleased with overall portfolio performance. Annualized net charge offs for the quarter of 11 bps combined with a modest reduction in nonperforming assets is a testament to the hard work our bankers have put forth in keeping our credit cost low.”

Organizational Update
William Weyerhaeuser, Chairman of the Board of Columbia, commented, “The Board of Directors’ search for a permanent Chief Executive Officer is progressing as planned. We are actively evaluating both internal and external candidates to ensure the best possible individual to lead Columbia is placed in the role. At this stage of our search, it is too early to commit to a specific timeline for completing the process.”
Mr. Robbins commented, “Our pending acquisition of Pacific Continental Corporation is moving forward and progressing as we expected. Upon obtaining the necessary regulatory and shareholder approvals, we look forward to joining these two great companies together to the benefit of our customers, shareholders, and most importantly, the communities we serve.”
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.22 per common share on May 24, 2017 to shareholders of record as of the close of business on May 10, 2017.
Conference Call Information
Columbia’s management will discuss the first quarter 2017 results on a conference call scheduled for Thursday, April 27, 2017 at 1:00 p.m. Pacific Daylight Time (4:00 p.m. EDT). Interested parties may listen to this discussion by calling 1-888-286-8956; Conference ID code #7691866.
A conference call replay will be available from approximately 4:00 p.m. PDT on April 27, 2017 through 9:00 p.m. PDT on May 4, 2017. The conference call replay can be accessed by dialing 1-888-286-8956 and entering Conference ID code #7691866.
About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the tenth consecutive year, the bank was named in 2016 as one of Puget Sound Business Journal's "Washington's Best Workplaces." Columbia ranked in the top 30 on the 2017 Forbes list of best banks.

More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged; and (7) the proposed merger with Pacific Continental Corporation (“Pacific Continental”) may not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, which may have an effect on the trading prices of Columbia’s stock. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Additional Information
In connection with the Agreement and Plan of Merger, dated as of January 9, 2017, by and between Columbia Banking System, Inc. and Pacific Continental, Columbia has filed with the SEC a Registration Statement on Form S-4 that includes a Joint Proxy Statement of Columbia and Pacific Continental and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Columbia and Pacific Continental are urged to carefully read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the transaction in their entirety and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. Shareholders of Columbia and Pacific Continental are also urged to carefully review and consider each of Columbia’s and Pacific Continental’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q.  A definitive Joint Proxy Statement/Prospectus will be sent to the shareholders of each institution seeking any required shareholder approvals.

The Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. PACIFIC CONTINENTAL AND COLUMBIA SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE VOTING ON THE TRANSACTION.

Investors will also be able to obtain these documents, free of charge, from Pacific Continental by accessing Pacific Continental’s website at www.therightbank.com under the link “Investor Relations” or from Columbia at www.columbiabank.com under the tab “About” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Columbia, Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156 or to Pacific Continental, Attention: Corporate Secretary, 111 West Seventh Avenue, P.O. Box 10727, Eugene Oregon 97440-2727.

Participants in Solicitation
Columbia and Pacific Continental and their directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Pacific Continental or Columbia in connection with the transaction. Information about the directors and executive officers of Columbia and their ownership of Columbia common stock is set forth in the proxy statement for Columbia’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 13, 2017. Information about the directors and executive officers of Pacific Continental and their ownership of Pacific Continental common stock is set forth in Amendment No. 1 on Form 10-K/A to Pacific Continental’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on April 19, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation may be obtained by reading the Joint Proxy Statement/Prospectus regarding the transaction. Free copies of this document may be obtained as described in the preceding paragraph.

Contacts:	Hadley S. Robbins,
Interim Chief Executive Officer

Clint E. Stein,
Executive Vice President and
Chief Financial Officer

Investor Relations
(253) 305-1921

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,		December 31,		March 31,
	2017		2016		2016
Earnings	(dollars in thousands except per share amounts)
Net interest income	$86,675		$85,737		$80,170
Provision for loan and lease losses	$2,775		$18		$5,254
Noninterest income	$24,859		$22,330		$20,646
Noninterest expense	$68,986		$65,014		$65,074
Acquisition-related expense (included in noninterest expense)	$1,364		$291		$2,436
Net income	$29,199		$30,718		$21,259
Per Common Share
Earnings (basic)	$0.50		$0.53		$0.37
Earnings (diluted)	$0.50		$0.53		$0.37
Book value	$21.86		$21.52		$21.70
Averages
Total assets	$9,473,698		$9,568,214		$8,949,212
Interest-earning assets	$8,520,291		$8,612,498		$8,005,945
Loans	$6,198,215		$6,200,506		$5,827,440
Securities, including Federal Home Loan Bank stock	$2,310,490		$2,314,521		$2,147,457
Deposits	$7,954,653		$8,105,522		$7,445,693
Interest-bearing deposits	$4,118,604		$4,151,695		$3,983,314
Interest-bearing liabilities	$4,263,660		$4,222,820		$4,124,582
Noninterest-bearing deposits	$3,836,049		$3,953,827		$3,462,379
Shareholders' equity	$1,261,652		$1,274,388		$1,258,411
Financial Ratios
Return on average assets	1.23%		1.28%		0.95%
Return on average common equity	9.26%		9.65%		6.76%
Average equity to average assets	13.32%		13.32%		14.06%
Net interest margin (tax equivalent)	4.20%		4.11%		4.13%
Efficiency ratio (tax equivalent) (1)	59.95%		58.35%		62.63%
Operating efficiency ratio (tax equivalent) (2)	59.07%		58.10%		59.43%

	March 31,		December 31,
Period end	2017		2016
Total assets	$9,527,272		$9,509,607
Loans, net of unearned income	$6,228,136		$6,213,423
Allowance for loan and lease losses	$71,021		$70,043
Securities, including Federal Home Loan Bank stock	$2,341,959		$2,288,817
Deposits	$8,088,827		$8,059,415
Core deposits	$7,794,590		$7,749,568
Shareholders' equity	$1,275,343		$1,251,012
Nonperforming assets
Nonaccrual loans	$25,547		$27,756
Other real estate owned ("OREO") and other personal property owned ("OPPO")	4,519		5,998
Total nonperforming assets	$30,066		$33,754
Nonperforming loans to period-end loans	0.41%		0.45%
Nonperforming assets to period-end assets	0.32%		0.35%
Allowance for loan and lease losses to period-end loans	1.14%		1.13%
Net loan charge-offs	$1,797	(3)	$239	(4)

(1) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.
(2) The operating efficiency ratio (tax equivalent) is a non-GAAP financial measure. See section titled "Non-GAAP Financial Measures" on the last page of this earnings release for the reconciliation of the operating efficiency ratio (tax equivalent) to the efficiency ratio (tax equivalent).

(3) For the three months ended March 31, 2017.
(4) For the three months ended December 31, 2016.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(dollars in thousands except per share)
Earnings
Net interest income	$86,675	$85,737	$85,572	$82,140	$80,170
Provision for loan and lease losses	$2,775	$18	$1,866	$3,640	$5,254
Noninterest income	$24,859	$22,330	$23,166	$21,940	$20,646
Noninterest expense	$68,986	$65,014	$67,264	$63,790	$65,074
Acquisition-related expense (included in noninterest expense)	$1,364	$291	$—	$—	$2,436
Net income	$29,199	$30,718	$27,484	$25,405	$21,259
Per Common Share
Earnings (basic)	$0.50	$0.53	$0.47	$0.44	$0.37
Earnings (diluted)	$0.50	$0.53	$0.47	$0.44	$0.37
Book value	$21.86	$21.52	$21.96	$21.93	$21.70
Averages
Total assets	$9,473,698	$9,568,214	$9,493,451	$9,230,791	$8,949,212
Interest-earning assets	$8,520,291	$8,612,498	$8,544,876	$8,285,183	$8,005,945
Loans	$6,198,215	$6,200,506	$6,179,163	$5,999,428	$5,827,440
Securities, including Federal Home Loan Bank stock	$2,310,490	$2,314,521	$2,351,093	$2,262,012	$2,147,457
Deposits	$7,954,653	$8,105,522	$7,918,532	$7,622,266	$7,445,693
Interest-bearing deposits	$4,118,604	$4,151,695	$4,118,787	$4,026,384	$3,983,314
Interest-bearing liabilities	$4,263,660	$4,222,820	$4,295,485	$4,264,792	$4,124,582
Noninterest-bearing deposits	$3,836,049	$3,953,827	$3,799,745	$3,595,882	$3,462,379
Shareholders' equity	$1,261,652	$1,274,388	$1,278,588	$1,267,670	$1,258,411
Financial Ratios
Return on average assets	1.23%	1.28%	1.16%	1.10%	0.95%
Return on average common equity	9.26%	9.65%	8.60%	8.02%	6.76%
Average equity to average assets	13.32%	13.32%	13.47%	13.73%	14.06%
Net interest margin (tax equivalent)	4.20%	4.11%	4.13%	4.10%	4.13%
Period end
Total assets	$9,527,272	$9,509,607	$9,586,754	$9,353,651	$9,035,932
Loans, net of unearned income	$6,228,136	$6,213,423	$6,259,757	$6,107,143	$5,877,283
Allowance for loan and lease losses	$71,021	$70,043	$70,264	$69,304	$69,264
Securities, including Federal Home Loan Bank stock	$2,341,959	$2,288,817	$2,372,724	$2,297,713	$2,196,407
Deposits	$8,088,827	$8,059,415	$8,057,816	$7,673,213	$7,596,949
Core deposits	$7,794,590	$7,749,568	$7,809,064	$7,447,963	$7,384,622
Shareholders' equity	$1,275,343	$1,251,012	$1,276,735	$1,274,479	$1,260,788
Nonperforming assets
Nonaccrual loans	$25,547	$27,756	$21,366	$22,915	$36,891
OREO and OPPO	4,519	5,998	8,994	10,613	12,427
Total nonperforming assets	$30,066	$33,754	$30,360	$33,528	$49,318
Nonperforming loans to period-end loans	0.41%	0.45%	0.34%	0.38%	0.63%
Nonperforming assets to period-end assets	0.32%	0.35%	0.32%	0.36%	0.55%
Allowance for loan and lease losses to period-end loans	1.14%	1.13%	1.12%	1.13%	1.18%
Net loan charge-offs	$1,797	$239	$906	$3,600	$4,162

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$2,559,247	$2,551,054	$2,630,017	$2,518,682	$2,401,193
Real estate:
One-to-four family residential	172,581	170,331	168,511	172,957	175,050
Commercial and multifamily residential	2,783,433	2,719,830	2,686,783	2,651,476	2,520,352
Total real estate	2,956,014	2,890,161	2,855,294	2,824,433	2,695,402
Real estate construction:
One-to-four family residential	115,219	121,887	130,163	129,195	133,447
Commercial and multifamily residential	172,896	209,118	202,014	185,315	183,548
Total real estate construction	288,115	331,005	332,177	314,510	316,995
Consumer	318,069	329,261	325,741	325,632	329,902
Purchased credit impaired	138,903	145,660	152,764	161,107	173,201
Subtotal loans	6,260,348	6,247,141	6,295,993	6,144,364	5,916,693
Less: Net unearned income	(32,212)	(33,718)	(36,236)	(37,221)	(39,410)
Loans, net of unearned income	6,228,136	6,213,423	6,259,757	6,107,143	5,877,283
Less: Allowance for loan and lease losses	(71,021)	(70,043)	(70,264)	(69,304)	(69,264)
Total loans, net	6,157,115	6,143,380	6,189,493	6,037,839	5,808,019
Loans held for sale	$3,245	$5,846	$3,361	$7,649	$3,681

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan Portfolio Composition - Percentages	2017	2016	2016	2016	2016
Commercial business	41.1%	41.1%	42.0%	41.2%	40.9%
Real estate:
One-to-four family residential	2.8%	2.7%	2.7%	2.8%	3.0%
Commercial and multifamily residential	44.7%	43.7%	43.0%	43.6%	42.9%
Total real estate	47.5%	46.4%	45.7%	46.4%	45.9%
Real estate construction:
One-to-four family residential	1.8%	2.0%	2.1%	2.1%	2.3%
Commercial and multifamily residential	2.8%	3.4%	3.2%	3.0%	3.1%
Total real estate construction	4.6%	5.4%	5.3%	5.1%	5.4%
Consumer	5.1%	5.3%	5.2%	5.3%	5.6%
Purchased credit impaired	2.2%	2.3%	2.4%	2.6%	2.9%
Subtotal loans	100.5%	100.5%	100.6%	100.6%	100.7%
Less: Net unearned income	(0.5)%	(0.5)%	(0.6)%	(0.6)%	(0.7)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other non-interest bearing	$3,958,106	$3,944,495	$3,942,434	$3,652,951	$3,553,468
Interest bearing demand	985,954	985,293	963,242	957,548	958,469
Money market	1,798,034	1,791,283	1,873,376	1,818,337	1,838,364
Savings	759,002	723,667	714,047	692,694	695,588
Certificates of deposit, less than $250,000	293,494	304,830	315,965	326,433	338,733
Total core deposits	7,794,590	7,749,568	7,809,064	7,447,963	7,384,622

Certificates of deposit, $250,000 or more	74,460	79,424	79,590	72,812	70,571
Certificates of deposit insured by CDARS®	20,994	22,039	16,951	22,755	24,752
Brokered money market accounts	198,768	208,348	152,151	129,590	116,878
Subtotal	8,088,812	8,059,379	8,057,756	7,673,120	7,596,823
Premium resulting from acquisition date fair value adjustment	15	36	60	93	126
Total deposits	$8,088,827	$8,059,415	$8,057,816	$7,673,213	$7,596,949

	March 31,	December 31,	September 30,	June 30,	March 31,
Deposit Composition - Percentages	2017	2016	2016	2016	2016
Core deposits:
Demand and other non-interest bearing	48.9%	48.9%	48.9%	47.6%	46.8%
Interest bearing demand	12.2%	12.2%	12.0%	12.5%	12.6%
Money market	22.2%	22.2%	23.2%	23.7%	24.2%
Savings	9.4%	9.0%	8.9%	9.0%	9.2%
Certificates of deposit, less than $250,000	3.6%	3.8%	3.9%	4.3%	4.5%
Total core deposits	96.3%	96.1%	96.9%	97.1%	97.3%

Certificates of deposit, $250,000 or more	0.9%	1.0%	1.0%	0.9%	0.9%
Certificates of deposit insured by CDARS®	0.3%	0.3%	0.2%	0.3%	0.3%
Brokered money market accounts	2.5%	2.6%	1.9%	1.7%	1.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2017	2016	2016
	(in thousands except per share)
Interest Income
Loans	$74,120	$74,542	$70,316
Taxable securities	10,986	9,333	8,017
Tax-exempt securities	2,691	2,724	2,803
Deposits in banks	19	135	38
Total interest income	87,816	86,734	81,174
Interest Expense
Deposits	787	782	742
Federal Home Loan Bank advances	225	77	124
Other borrowings	129	138	138
Total interest expense	1,141	997	1,004
Net Interest Income	86,675	85,737	80,170
Provision for loan and lease losses	2,775	18	5,254
Net interest income after provision for loan and lease losses	83,900	85,719	74,916
Noninterest Income
Deposit account and treasury management fees	7,287	7,196	6,989
Card revenue	5,723	5,803	5,652
Financial services and trust revenue	2,839	2,919	2,821
Loan revenue	3,593	2,954	2,262
Merchant processing revenue	2,019	2,006	2,102
Bank owned life insurance	1,280	1,087	1,116
Investment securities gains, net	—	7	373
Change in FDIC loss-sharing asset	(274)	(388)	(1,103)
Other	2,392	746	434
Total noninterest income	24,859	22,330	20,646
Noninterest Expense
Compensation and employee benefits	40,825	38,196	36,319
Occupancy	7,191	7,690	10,173
Merchant processing expense	1,049	1,018	1,033
Advertising and promotion	817	720	842
Data processing	4,208	4,138	4,146
Legal and professional fees	3,369	2,523	1,325
Taxes, licenses and fees	1,241	1,106	1,290
Regulatory premiums	776	792	1,141
Net cost of operation of other real estate owned	152	612	104
Amortization of intangibles	1,349	1,420	1,583
Other	8,009	6,799	7,118
Total noninterest expense	68,986	65,014	65,074
Income before income taxes	39,773	43,035	30,488
Provision for income taxes	10,574	12,317	9,229
Net Income	$29,199	$30,718	$21,259
Earnings per common share
Basic	$0.50	$0.53	$0.37
Diluted	$0.50	$0.53	$0.37
Dividends paid per common share - regular	$0.22	$0.20	$0.18
Dividends paid per common share - special	$—	$0.19	$0.20
Dividends paid per common share - total	$0.22	$0.39	$0.38
Weighted average number of common shares outstanding	57,388	57,220	57,114
Weighted average number of diluted common shares outstanding	57,394	57,229	57,125

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited			March 31,	December 31,
			2017	2016
			(in thousands)
ASSETS
Cash and due from banks			$169,697	$193,038
Interest-earning deposits with banks			13,124	31,200
Total cash and cash equivalents			182,821	224,238
Securities available for sale at fair value (amortized cost of $2,349,149 and $2,299,037, respectively)			2,331,359	2,278,577
Federal Home Loan Bank stock at cost			10,600	10,240
Loans held for sale			3,245	5,846
Loans, net of unearned income of ($32,212) and ($33,718), respectively			6,228,136	6,213,423
Less: allowance for loan and lease losses			71,021	70,043
Loans, net			6,157,115	6,143,380
FDIC loss-sharing asset			3,239	3,535
Interest receivable			31,345	30,074
Premises and equipment, net			148,541	150,342
Other real estate owned			4,519	5,998
Goodwill			382,762	382,762
Other intangible assets, net			16,282	17,631
Other assets			255,444	256,984
Total assets			$9,527,272	$9,509,607
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing			$3,958,106	$3,944,495
Interest-bearing			4,130,721	4,114,920
Total deposits			8,088,827	8,059,415
Federal Home Loan Bank advances			15,483	6,493
Securities sold under agreements to repurchase			46,914	80,822
Other liabilities			100,705	111,865
Total liabilities			8,251,929	8,258,595
Commitments and contingent liabilities
	March 31,	December 31,
	2017	2016
Preferred stock (no par value)	(in thousands)
Authorized shares	2,000	2,000
Issued and outstanding	—	9	—	2,217
Common stock (no par value)
Authorized shares	115,000	115,000
Issued and outstanding	58,329	58,042	999,702	995,837
Retained earnings			288,247	271,957
Accumulated other comprehensive loss			(12,606)	(18,999)
Total shareholders' equity			1,275,343	1,251,012
Total liabilities and shareholders' equity			$9,527,272	$9,509,607

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2017			March 31, 2016
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,198,215	$75,514	4.87%	$5,827,440	$71,298	4.89%
Taxable securities	1,861,627	10,986	2.36%	1,689,289	8,017	1.90%
Tax exempt securities (2)	448,863	4,140	3.69%	458,168	4,312	3.76%
Interest-earning deposits with banks	11,586	19	0.66%	31,048	38	0.49%
Total interest-earning assets	8,520,291	$90,659	4.26%	8,005,945	$83,665	4.18%
Other earning assets	178,091			154,336
Noninterest-earning assets	775,316			788,931
Total assets	$9,473,698			$8,949,212
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$399,306	$95	0.10%	$448,915	$144	0.13%
Savings accounts	738,631	19	0.01%	675,876	17	0.01%
Interest-bearing demand	972,560	159	0.07%	927,948	169	0.07%
Money market accounts	2,008,107	514	0.10%	1,930,575	412	0.09%
Total interest-bearing deposits	4,118,604	787	0.08%	3,983,314	742	0.07%
Federal Home Loan Bank advances	81,577	225	1.10%	50,569	124	0.98%
Other borrowings	63,479	129	0.81%	90,699	138	0.61%
Total interest-bearing liabilities	4,263,660	$1,141	0.11%	4,124,582	$1,004	0.10%
Noninterest-bearing deposits	3,836,049			3,462,379
Other noninterest-bearing liabilities	112,337			103,840
Shareholders’ equity	1,261,652			1,258,411
Total liabilities & shareholders’ equity	$9,473,698			$8,949,212
Net interest income (tax equivalent)		$89,518			$82,661
Net interest margin (tax equivalent)			4.20%			4.13%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.6 million and $1.1 million for the three month periods ended March 31, 2017 and March 31, 2016, respectively. The incremental accretion on acquired loans was $4.1 million and $4.7 million for the three months ended March 31, 2017 and 2016, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $982 thousand for the three months ended March 31, 2017 and 2016, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.4 million and $1.5 million for the three months ended March 31, 2017 and 2016, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2017			December 31, 2016
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,198,215	$75,514	4.87%	$6,200,506	$75,838	4.89%
Taxable securities	1,861,627	10,986	2.36%	1,853,788	9,333	2.01%
Tax exempt securities (2)	448,863	4,140	3.69%	460,733	4,191	3.64%
Interest-earning deposits with banks	11,586	19	0.66%	97,471	135	0.55%
Total interest-earning assets	8,520,291	$90,659	4.26%	8,612,498	$89,497	4.16%
Other earning assets	178,091			162,591
Noninterest-earning assets	775,316			793,125
Total assets	$9,473,698			$9,568,214
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$399,306	$95	0.10%	$410,372	$114	0.11%
Savings accounts	738,631	19	0.01%	720,453	18	0.01%
Interest-bearing demand	972,560	159	0.07%	969,104	154	0.06%
Money market accounts	2,008,107	514	0.10%	2,051,766	496	0.10%
Total interest-bearing deposits	4,118,604	787	0.08%	4,151,695	782	0.08%
Federal Home Loan Bank advances	81,577	225	1.10%	10,128	77	3.04%
Other borrowings	63,479	129	0.81%	60,997	138	0.90%
Total interest-bearing liabilities	4,263,660	$1,141	0.11%	4,222,820	$997	0.09%
Noninterest-bearing deposits	3,836,049			3,953,827
Other noninterest-bearing liabilities	112,337			117,179
Shareholders’ equity	1,261,652			1,274,388
Total liabilities & shareholders’ equity	$9,473,698			$9,568,214
Net interest income (tax equivalent)		$89,518			$88,500
Net interest margin (tax equivalent)			4.20%			4.11%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.6 million and $1.7 million for the three month periods ended March 31, 2017 and December 31, 2016. The incremental accretion on acquired loans was $4.1 million and $4.3 million for the three months ended March 31, 2017 and December 31, 2016, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $1.3 million for the three months ended March 31, 2017 and December 31, 2016, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.4 million and $1.5 million for the three month periods ended March 31, 2017 and December 31, 2016, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be important measurements as they more closely reflect the ongoing operating performance of the Company. Despite the importance of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$89,518	$88,500	$82,661
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(2,117)	(1,199)	(1,657)
Incremental accretion income on other acquired loans	(1,948)	(3,087)	(3,073)
Premium amortization on acquired securities	1,462	1,348	2,324
Interest reversals on nonaccrual loans	265	246	453
Operating net interest income (tax equivalent) (1)	$87,180	$85,808	$80,708
Average interest earning assets	$8,520,291	$8,612,498	$8,005,945
Net interest margin (tax equivalent) (1)	4.20%	4.11%	4.13%
Operating net interest margin (tax equivalent) (1)	4.09%	3.99%	4.03%

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$68,986	$65,014	$65,074
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	(1,364)	(291)	(2,436)
Net benefit (cost) of operation of OREO and OPPO	(150)	(612)	(102)
FDIC clawback liability expense	54	28	(209)
Loss on asset disposals	(6)	(7)	(160)
State of Washington Business and Occupation ("B&O") taxes	(1,123)	(995)	(1,171)
Operating noninterest expense (numerator B)	$66,397	$63,137	$60,996

Net interest income (tax equivalent) (1)	$89,518	$88,500	$82,661
Noninterest income	24,859	22,330	20,646
Bank owned life insurance tax equivalent adjustment	689	586	600
Total revenue (tax equivalent) (denominator A)	$115,066	$111,416	$103,907

Operating net interest income (tax equivalent) (1)	$87,180	$85,808	$80,708
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gains, net	—	(7)	(373)
Gain on asset disposals	(29)	(52)	(54)
Mortgage loan repurchase liability adjustment	(573)	(391)	—
Change in FDIC loss-sharing asset	274	388	1,103
Operating noninterest income (tax equivalent)	25,220	22,854	21,922
Total operating revenue (tax equivalent) (denominator B)	$112,400	$108,662	$102,630
Efficiency ratio (tax equivalent) (numerator A/denominator A)	59.95%	58.35%	62.63%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	59.07%	58.10%	59.43%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.8 million for each of the three month periods ended March 31, 2017 and December 31, 2016 and $2.5 million for the three months ended March 31, 2016.